UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

OHA INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1114 Avenue of the Americas, 27th Fl.
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 852-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per share	OHAI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

Immediately prior to and in connection with the completion of the First Merger (as defined below), OHAI Investment Corporation, a Maryland corporation (the “Company”), repaid in full all outstanding amounts due in connection with, and terminated all commitments under, that certain Credit Agreement, dated as of September 9, 2016 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of November 10, 2017, and that certain Amendment No. 2 to Credit Agreement, dated as of September 7, 2018), by and among the Company, the lenders party thereto and MidCap Financial Trust, a Delaware statutory trust, as administrative agent for each of the lenders.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 18, 2019, Portman Ridge Finance Corporation, a Delaware corporation (“PTMN”), completed its previously announced acquisition of the Company, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 31, 2019, by and among PTMN, Storm Acquisition Sub Inc., a Maryland corporation and a direct wholly owned subsidiary of PTMN (“Acquisition Sub”), the Company and Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to PTMN (“Sierra Crest”). Pursuant to the Merger Agreement, Acquisition Sub was merged with and into the Company, with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of PTMN (the “First Merger”). Immediately following the First Merger, the Company was merged with and into PTMN, with PTMN continuing as the surviving corporation (the “Second Merger”). As a result of, and as of the effective time of, the Second Merger, the Company’s separate corporate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by subsidiaries of the Company or held, directly or indirectly, by PTMN or Acquisition Sub (the “Canceled Shares”)) was converted into the right to receive (i) an amount in cash, without interest, equal to approximately $0.42, and (ii) 0.3688 shares of common stock, par value $0.01 per share, of PTMN (plus any applicable cash in lieu of fractional shares). The Merger Agreement also provides that each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, excluding Canceled Shares, will be entitled to receive, as additional consideration funded by Sierra Crest, an amount in cash, without interest, equal to approximately $0.15.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on August 2, 2019, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, the Company notified the Nasdaq Global Select Market (“Nasdaq”) on December 18, 2019 of the consummation of such transactions and requested that Nasdaq file with the U.S. Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal of Listing and/or Registration to delist the shares of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of shares of the Company Common Stock on Nasdaq was suspended after the closing of trading on December 18, 2019. The information contained in Item 2.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the First Merger, a change in control of the Company occurred. The information contained in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each of the named executive officers and directors of the Company ceased to be named executive officers and directors of the Company and (ii) the directors and officers of Acquisition Sub as of immediately prior to the Effective Time became the directors and officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation of the Company were amended and the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (as the surviving corporation in the First Merger). The articles of incorporation and bylaws of the Company (as the surviving corporation in the First Merger), each as in effect immediately following the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 18, 2019, the Company and PTMN issued a joint press release announcing the completion of the transactions contemplated by the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Filed with this report:

2.1*	Agreement and Plan of Merger, by and among OHA Investment Corporation, Portman Ridge Finance Corporation, Storm Acquisition Sub Inc. and Sierra Crest Investment Management LLC, dated as of July 31, 2019 (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 2, 2019).
3.1	Articles of Amendment
3.2	Third Amended and Restated Bylaws

* Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

Furnished with this report:

99.1	Joint Press Release, dated December 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTMAN RIDGE FINANCE CORPORATION successor by merger to OHA Investment Corporation

By:	/s/ Edward U. Gilpin
Edward U. Gilpin
Chief Financial Officer

Date: December 19, 2019